AMENDMENT TO DEBT EXCHANGE AGREEMENT

This Amendment (the “Amendment”) to Debt Exchange Agreement dated October 8, 2018 (the “Debt Exchange Agreement”) is made and entered into as of April 9, 2019, between Café Serendipity Holdings, Inc., a Nevada corporation (the “Issuer”) and Thomas C. Hemingway (the “Investor”). The Issuer and Investor are sometimes individually referred to as a “Party” and collectively as the “Parties.”

RECITALS

A. Whereas, on October 8, 2018, the Parties entered into the Debt Exchange Agreement, whereby the Issuer agreed to issue to the Investor shares of its common stock in exchange for the Investor’s forgiveness of certain debt obligations incurred by the Issuer in the favor of the Investor; and

B. Whereas, the Debt Exchange Agreement referenced certain notes and advances by the Investor in the amount of approximately $350,000; and

C. Whereas, the Issuer and the Investor have completed an accounting of the Issuer’s obligations to the Investor and the Parties are in agreement that on October 8, 2018, the Issuer’s liability to the Investor was $187,186 in accrued wages rather than approximately $350,000 in loans and advances; and

D. Whereas, the Issuer and the Investor have agreed that the shares issued to the Investor pursuant to the Debt Exchange Agreement are fair and reasonable despite the reduction in the amount of the Issuer’s liability to the Investor; and

E. The Issuer and the Investor are entering into this Amendment to set forth the modification of the amount of the Issuer’s debt owed to the Investor.

NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged by the parties hereto, the parties hereby agree as follows:

Amendment to Debt Exchange Agreement. The Debt Exchange Agreement is hereby amended to reflect the Exhibit A, attached hereto, as the correct exhibit to the Debt Exchange Agreement to reflect the Issuer’s obligations to the Investor as originally set forth therein.

The Parties agree that all other terms and conditions set forth in the Debt Exchange Agreement will remain the same as set forth therein.

[Signature page follows]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the day and year first above written.

CAFÉ SERENDIPITY HOLDINGS, INC.

By:
Robert Orbach
Its:	Chief Executive Officer

THOMAS C. HEMINGWAY

By:
Thomas C. Hemingway, an individual

EXHIBIT A

Date	Description	Amount
October 31, 2011	Accrued salary	$187,186